Exhibit 3.3

CERTIFICATE OF TRUST OF NISSAN-INFINITI LT

This Certificate of Trust of Nissan-Infiniti LT (the “Trust”), is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee and NILT, Inc., a Delaware corporation, as managing trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. §3801 et seq.)(the “Act”).

1.    Name. The name of the business trust formed hereby is Nissan-Infiniti LT.

2.    Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

3.    Series Trust. The Trust shall be a series trust and the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

4.    Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ DONALD G. MACKELCAN
	Name:	DONALD G. MACKELCAN
	Title:	ASSISTANT VICE PRESIDENT

NILT, INC., as Trustee

By:
Name:
Title:

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 12:30 PM 07/07/1998

981262691 – 2918322

CERTIFICATE OF TRUST OF NISSAN-INFINITI LT

This Certificate of Trust of Nissan-Infiniti LT (the “Trust”), is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee and NILT, Inc., a Delaware corporation, as managing trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. §3801 et seq.) (the “Act”).

1.    Name. The name of the business trust formed hereby is Nissan-Infiniti LT.

2.    Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, Attention; Corporate Trust Administration.

3.    Series Trust. The Trust shall be a series trust and the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

4.    Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

NILT, INC., as Trustee

By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	Vice President